Exhibit 99.1

THE MARCUS CORPORATION REPORTS FIRST QUARTER FISCAL 2024 RESULTS
Milwaukee, May 2, 2024 … The Marcus Corporation (NYSE: MCS) today reported results for the first quarter fiscal 2024 ended March 28, 2024.

“Marcus Hotels & Resorts led our results for the quarter as our group business continued to grow significantly. As we head into the summer travel and convention season in our markets, we are well positioned to capture both leisure and group business across our portfolio, particularly at our newly renovated properties,” said Gregory S. Marcus, chief executive officer of The Marcus Corporation. “As anticipated, the shutdown in movie production due to the 2023 Hollywood labor strikes resulted in a weaker film slate that negatively impacted Marcus Theatres’ first quarter fiscal 2024 results. While we expect the impact from the strikes to continue in the second quarter, there are a number of exciting films on the horizon this summer with an improving film slate expected this fall.”
First Quarter Fiscal 2024 Highlights
•Total revenues for the first quarter of fiscal 2024 were $138.5 million, a 9.0% decrease from total revenues of $152.3 million for the first quarter of fiscal 2023.
•Operating loss was $16.7 million for the first quarter of fiscal 2024, compared to operating loss of $9.0 million for the prior year quarter.
•Net loss was $11.9 million for the first quarter of fiscal 2024, compared to net loss of $9.5 million for the same period in fiscal 2023.
•Net loss per diluted common share was $0.38 for the first quarter of fiscal 2024, compared to net loss per diluted common share of $0.31 for the first quarter of fiscal 2023.
•Adjusted EBITDA was $2.3 million for the first quarter of fiscal 2024, compared to Adjusted EBITDA of $9.5 million for the prior year quarter.
Marcus® Hotels & Resorts

Revenues before cost reimbursements increased 3.8% during the first quarter of fiscal 2024 compared to the first quarter of fiscal 2023. Revenue per available room, or RevPAR, increased 2.1% during the first quarter of fiscal 2024 compared to the prior year first quarter, resulting in Marcus Hotels & Resorts outperforming its competitive sets by 2.0 percentage points during the first quarter of fiscal 2024.

“While the first quarter is seasonally our slowest, I am pleased with the meaningful improvements in midweek group travel during the quarter,” said Michael R. Evans, president of Marcus Hotels & Resorts. “As the warmer weather sets in, we are looking forward to a busy spring and summer travel season for both leisure and group travel, including the Republican National Convention in Milwaukee this July. We are excited to show off our renovations at the Grand Geneva Resort & Spa and The Pfister Hotel, with our impressive properties and outstanding guest experiences positioning us well for the years ahead.”

Group business continued to increase during the first quarter of fiscal 2024, with an increase in mid-week groups driving occupancy growth 2.9 percentage points during the first quarter of fiscal 2024. Group booking pace for the remainder of fiscal 2024 is running ahead of comparable pace during the same period in fiscal 2023, even when excluding bookings related to the upcoming Republican National Convention. Group booking pace for fiscal 2025 is also running significantly ahead of comparable pace at this time last year.

During the first quarter of fiscal 2024, Marcus Hotels & Resorts, along with Hempel Real Estate and Robinson Park, completed the acquisition of the Loews Minneapolis Hotel. The division assumed management of the property, which was rebranded as The Lofton Hotel under the Tapestry Collection by Hilton flag. The Lofton Hotel is the first Tapestry Collection hotel in Minnesota.

Grand Geneva Resort & Spa in Lake Geneva, Wisconsin is nearing completion of its meeting and event space renovation, which has resulted in increases in bookings for groups, weddings, and other social events. This most recent phase of the multi-year reinvestment in the resort follows major renovations to its reception and lobby bar areas in 2021 and its guest rooms in 2022 and 2023.

In addition, extensive renovations continue at The Pfister Hotel in Milwaukee. With the revitalization of its ballrooms and meeting and event spaces completed in late 2023, the hotel continues to benefit from increased bookings for weddings and other events. The hotel is currently completing a guest room renovation in its historic tower, soon to be followed by a refresh of the historic lobby, first floor public spaces, and the popular Pfister Café in 2024.

Marcus Theatres®

As anticipated, the production delays caused by the WGA and SAG-AFTRA labor strikes in 2023 resulted in fewer blockbuster films opening during the first quarter of fiscal 2024 compared to the first quarter of fiscal 2023. In addition, the carryover runs of films from the holidays into the first quarter of fiscal 2024 was softer than the prior year first quarter when Avatar: The Way of Water was continuing its impressive run.

As a result, Marcus Theatres reported total revenue of $81.3 million in the first quarter of fiscal 2024, compared to $96.4 million in the first quarter of fiscal 2023. The division recorded an operating loss of $5.7 million in the first quarter of fiscal 2024 and Adjusted EBITDA of $6.2 million. Average ticket price increased 4.9% and average concession revenues per person grew 0.8%, largely due to ticket price optimization and the impact of the Value Tuesday promotion changes that were effective near the end of the first quarter of fiscal 2023.

“Despite the overall weaker film slate in the quarter, the success of several films reinforced that consumers remain hungry for a steady flow of new, diverse, theatrical entertainment,” said Mark A. Gramz, president of Marcus Theatres. “Dune: Part Two, Kung Fu Panda 4, Wonka, Bob Marley: One Love, and Migration performed well during the first quarter of fiscal 2024, and Godzilla x Kong: The New Empire started our fiscal second quarter with a roar. As we look forward to the coming release of highly anticipated films such as Kingdom of the Planet of the Apes, Inside Out 2, Deadpool & Wolverine, and Despicable Me 4, Marcus Theatres’ incredible sound, premium large format screens and recliner seating, enticing food and beverage offerings, and consumer friendly technology will continue to deliver an unforgettable entertainment experience.”

While schedule changes may occur, new films expected to be released during the remainder of fiscal 2024 that have the potential to perform well include The Fall Guy, Kingdom of the Planet of the Apes, IF, Furiosa, Inside Out 2, A Quiet Place: Day One, Horizon: An American Saga, Despicable Me 4, Twisters, Deadpool & Wolverine, Beetlejuice 2, Joker: Folie A Deux, Smile 2, Venom 3, Moana 2, Wicked Part One, Mufasa: The Lion King, and Sonic the Hedgehog 3, among others.
Balance Sheet and Liquidity

The Marcus Corporation’s financial position remains strong with $237.4 million in cash and revolving credit availability at the end of the first quarter of fiscal 2024.

Conference Call and Webcast

The Marcus Corporation management will hold a conference call today, Thursday, May 2, 2024, at 10:00 a.m. Central/11:00 a.m. Eastern time. Interested parties may listen to the call live on the internet through the investor relations section of the company's website: investors.marcuscorp.com, or by dialing 1-404-975-4839 and entering the passcode 877978. Listeners should dial in to the call at least 5-10 minutes prior to the start of the call or should go to the website at least 15 minutes prior to the call to download and install any necessary audio software.

A telephone replay of the conference call will be available through Thursday, May 9, 2024, by dialing 1-866-813-9403 and entering passcode 937873. The webcast will be archived on the company’s website until its next earnings release.

For additional information, contact:
Chad Paris
(414) 905-1100
investors@marcuscorp.com
Non-GAAP Financial Measure

Adjusted EBITDA has been presented in this press release as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. The company defines Adjusted EBITDA as net earnings (loss) attributable to The Marcus Corporation before investment income or loss, interest expense, other expense, gain or loss on disposition of property, equipment and other assets, equity earnings or losses from unconsolidated joint ventures, net earnings or losses attributable to noncontrolling interests, income taxes, depreciation and amortization and non-cash share-based compensation expense, adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance. A reconciliation of this measure to the equivalent measure under GAAP, along with reconciliations of this measure for each of our operating segments, are set forth in the attached table.

Adjusted EBITDA is a key measure used by management and the company’s board of directors to assess the company’s financial performance and enterprise value. The company believes that Adjusted EBITDA is a useful measure, as it eliminates certain expenses and gains that are not indicative of the company’s core operating performance and facilitates a comparison of the company’s core operating performance on a consistent basis from period to period. The company also uses Adjusted EBITDA as a basis to determine certain annual cash bonuses and long-term incentive awards, to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. Adjusted EBITDA is also used by analysts, investors and other interested parties as a performance measure to evaluate industry competitors.

Adjusted EBITDA is a non-GAAP measure of the company’s financial performance and should not be considered as an alternative to net earnings (loss) as a measure of financial performance, or any other performance measure derived in accordance with GAAP and it should not be construed as an inference that the company’s future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted EBITDA is not intended to be a measure of liquidity or free cash flow for management’s discretionary use. In addition, this non-GAAP measure excludes certain non-recurring and other charges and has its limitations as an analytical tool. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of the company’s results as reported under GAAP. In evaluating Adjusted EBITDA, you should be aware that in the future the company will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted EBITDA, such as acquisition expenses, preopening expenses, accelerated depreciation, impairment charges and other adjustments. The company’s presentation of Adjusted EBITDA should not be construed to imply that the company’s future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted EBITDA differ among companies in our industries, and therefore Adjusted EBITDA disclosed by the company may not be comparable to the measures disclosed by other companies.

About The Marcus Corporation
Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or operates 993 screens at 79 locations in 17 states under the Marcus Theatres, Movie Tavern® by Marcus and BistroPlex® brands. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 16 hotels, resorts and other properties in eight states.  For more information, please visit the company’s website at www.marcuscorp.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the adverse effects the COVID-19 pandemic, or future pandemics, may have on our theatre and hotels and resorts businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness; (2) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division (including disruptions in the production of films due to events such as a strike by actors, writers or directors or future pandemics); (3) the effects of theatre industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (4) the effects of adverse economic conditions in our markets; (5) the effects of adverse economic conditions on our ability to obtain financing on reasonable and acceptable terms, if at all; (6) the effects on our occupancy and room rates caused by the relative industry supply of available rooms at comparable lodging facilities in our markets; (7) the effects of competitive conditions in our markets; (8) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (9) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our business; (10) the effects of changes in the availability of and cost of labor and other supplies essential to the operation of our business; (11) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (12) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (13) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States, other incidents of violence in public venues such as hotels and movie theatres or epidemics; and (14) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Our forward-looking statements are based upon our assumptions, which are based upon currently available information. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

THE MARCUS CORPORATION
Consolidated Statements of Earnings (Loss)
(Unaudited)
(in thousands, except per share data)

	13 Weeks Ended
	March 28, 2024	March 30, 2023
Revenues:
Theatre admissions	$40,596	$47,635
Rooms	18,213	17,857
Theatre concessions	34,695	42,375
Food and beverage	16,163	15,193
Other revenues	19,702	19,688
	129,369	142,748
Cost reimbursements	9,178	9,528
Total revenues	138,547	152,276

Costs and expenses:
Theatre operations	44,985	51,069
Rooms	9,411	9,278
Theatre concessions	14,886	15,730
Food and beverage	13,863	13,568
Advertising and marketing	5,301	5,065
Administrative	21,402	19,851
Depreciation and amortization	16,015	15,876
Rent	6,347	6,493
Property taxes	3,931	4,757
Other operating expenses	9,870	9,651
Loss on disposition of property, equipment and other assets	23	398
Reimbursed costs	9,178	9,528
Total costs and expenses	155,212	161,264

Operating loss	(16,665)	(8,988)

Other income (expense):
Investment income	692	260
Interest expense	(2,534)	(3,008)
Other income (expense)	(341)	(401)
Equity losses from unconsolidated joint ventures	(387)	(171)
	(2,570)	(3,320)

Loss before income taxes	(19,235)	(12,308)
Income tax benefit	(7,369)	(2,842)
Net Loss	$(11,866)	$(9,466)

Net loss per common share - diluted	$(0.38)	$(0.31)

Weighted average shares outstanding - diluted	31,892	31,572

THE MARCUS CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 28, 2024	December 28, 2023

Assets:

Cash and cash equivalents	$17,258	$55,589
Restricted cash	3,295	4,249
Accounts receivable	13,425	19,703
Assets held for sale	2,980	—
Other current assets	24,589	22,175
Property and equipment, net	678,198	682,262
Operating lease right-of-use assets	173,068	179,788
Other assets	105,322	101,337

Total Assets	$1,018,135	$1,065,103

Liabilities and Shareholders' Equity:

Accounts payable	$29,574	$37,384
Taxes other than income taxes	15,785	18,585
Other current liabilities	69,603	80,283
Current portion of finance lease obligations	2,602	2,579
Current portion of operating lease obligations	14,061	15,290
Current maturities of long-term debt	10,273	10,303
Finance lease obligations	12,129	12,753
Operating lease obligations	172,985	178,582
Long-term debt	159,506	159,548
Deferred income taxes	25,311	32,235
Other long-term obligations	46,988	46,389
Equity	459,318	471,172

Total Liabilities and Shareholders' Equity	$1,018,135	$1,065,103

THE MARCUS CORPORATION
Business Segment Information
(Unaudited)
(In thousands)

	Theatres	Hotels/ Resorts	Corporate Items	Total
13 Weeks Ended March 28, 2024
Revenues	$81,270	$57,197	$80	$138,547
Operating loss	(5,739)	(5,162)	(5,764)	(16,665)
Depreciation and amortization	11,033	4,864	118	16,015
Adjusted EBITDA	6,156	(11)	(3,854)	2,291

13 Weeks Ended March 30, 2023
Revenues	$96,376	$55,811	$89	$152,276
Operating income (loss)	1,519	(5,032)	(5,475)	(8,988)
Depreciation and amortization	11,488	4,301	87	15,876
Adjusted EBITDA	13,803	(410)	(3,935)	9,458
Corporate items include amounts not allocable to the business segments. Corporate revenues consist principally of rent and the corporate operating loss includes general corporate expenses. Corporate information technology costs and accounting shared services costs are allocated to the business segments based upon several factors, including actual usage and segment revenues.
Supplemental Data
(Unaudited)
(In thousands)

	13 Weeks Ended
Consolidated	March 28, 2024	March 30, 2023
Net cash flow provided by (used in) operating activities	$(15,098)	$(7,734)
Net cash flow provided by (used in) investing activities	(20,758)	(9,531)
Net cash flow provided by (used in) financing activities	(3,429)	5,575
Capital expenditures	(15,440)	(8,921)

THE MARCUS CORPORATION
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)
(In thousands)

	13 Weeks Ended
	March 28, 2024	March 30, 2023
Net loss	$(11,866)	$(9,466)
Add (deduct):
Investment income	(692)	(260)
Interest expense	2,534	3,008
Other expense (income)	341	401
Loss on disposition of property, equipment and other assets	23	398
Equity losses from unconsolidated joint ventures	387	171
Income tax benefit	(7,369)	(2,842)
Depreciation and amortization	16,015	15,876
Share-based compensation (a)	2,514	2,172
Insured losses (b)	404	—
Adjusted EBITDA	$2,291	$9,458

Reconciliation of Operating income (loss) to Adjusted EBITDA by Reportable Segment
(Unaudited)
(In thousands)

	13 Weeks Ended March 28, 2024
	Theatres	Hotels & Resorts	Corp. Items	Total
Operating loss	$(5,739)	$(5,162)	$(5,764)	$(16,665)
Depreciation and amortization	11,033	4,864	118	16,015
Loss on disposition of property, equipment and other assets	18	5	—	23
Share-based compensation (a)	440	282	1,792	2,514
Insured losses (b)	404	—	—	404
Adjusted EBITDA	$6,156	$(11)	$(3,854)	$2,291

	13 Weeks Ended March 30, 2023
	Theatres	Hotels & Resorts	Corp. Items	Total
Operating income (loss)	$1,519	$(5,032)	$(5,475)	$(8,988)
Depreciation and amortization	11,488	4,301	87	15,876
Loss on disposition of property, equipment and other assets	323	75	—	398
Share-based compensation (a)	473	246	1,453	2,172
Adjusted EBITDA	$13,803	$(410)	$(3,935)	$9,458

(a)Non-cash expense related to share-based compensation programs.
(b)Repair costs related to insured property damage at one theatre location that are non-operating in nature.